                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant [X]

        Filed by a party other than the Registrant [ ]

        Check the appropriate box:

   [X]  Preliminary Proxy Statement         [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
   [ ]  Definitive Proxy Statement              Rule 14a-6(e)(2))

   [ ]  Definitive Additional Materials

   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CORIXA CORPORATION
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transactions applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials:

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   [ ]  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

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   (2)  Form, Schedule or Registration Statement no.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

April   , 2000

Dear Stockholder:

     On behalf of Corixa Corporation, I cordially invite you to attend our Annual Meeting of Stockholders to be held on May 31, 2000, at 1:00 p.m., in the Cedar Room at Corixa Corporation, 1124 Columbia Street, Seattle, Washington.

     This year you are asked to elect five directors to the Company's Board of Directors, to approve an increase in the number of shares of common stock the company is authorized to issue to 100 million and to ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for fiscal year 2000. Additional details regarding these issues are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that your shares are represented, whether or not you plan to attend the meeting. Please sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope to insure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Corixa. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ STEVEN GILLIS
                                          Steven Gillis, Ph.D.
                                          Chief Executive Officer

                               CORIXA CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2000

     The Annual Meeting of Stockholders (the "Annual Meeting") of Corixa Corporation, a Delaware corporation (the "Company"), will be held in the Cedar Room at Corixa Corporation which is located at 1124 Columbia Street in downtown Seattle, Washington on Wednesday, May 31, 2000, at 1:00 p.m. local time, for the following purposes:

     1. To elect five (5) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue to 100,000,000 from 40,000,000;

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are described more fully in the Proxy Statement, which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 10, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ KATHLEEN N. MCKEREGHAN
                                          Kathleen McKereghan
                                          Secretary
Seattle, Washington
April   , 2000

                                   IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                               CORIXA CORPORATION
                        1124 COLUMBIA STREET, SUITE 200
                           SEATTLE, WASHINGTON 98104
                            ------------------------

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Corixa Corporation, a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the Cedar Room at Corixa Corporation which is located at 1124 Columbia Street in downtown Seattle, Washington on Wednesday, May 31, 2000, at 1:00 p.m. local time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about May 4, 2000.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Michelle Burris) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     The close of business on April 10, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 18,942,356 shares of Common Stock outstanding held by approximately 1,177 stockholders of record and 12,500 shares of Series A Preferred Stock held by one stockholder of record.

VOTING AND SOLICITATION

     Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Each outstanding share of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which such Series A Preferred Stock could be converted. As of the Record Date, for purposes of voting, each share of Series A Preferred Stock was convertible into approximately 118 shares of Common Stock. Shares of Common Stock may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the recommended increase in authorized shares, FOR the ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. The Company has retained W.F. Doring and Company to solicit proxies from individuals, brokers, bank nominees and other institutional holders. W.F. Doring and Company will be paid fees of approximately $5,000, and will be reimbursed for their reasonable expenses in connection with this solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect five (5) directors to serve until the next Annual Meeting or until their respective successors are elected and qualified, or until their death, resignation or removal. The Board will vote all proxies received by them IN FAVOR of the five (5) nominees listed below unless otherwise instructed in writing on such proxy. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a substitute nominee who will be designated by the current Board of Directors to fill such vacancy or for the balance of the nominees without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

     Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five
(5) nominees named below. The Board will consider nominations for directors from stockholders submitted by stockholders in accordance with Section 2.5 of the Company's Bylaws. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

INFORMATION WITH RESPECT TO NOMINEES

     Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company and their ages as of April 10, 2000:

         NAME OF NOMINEE            AGE          PRINCIPAL OCCUPATION          DIRECTOR SINCE
         ---------------            ---          --------------------          --------------
Steven Gillis, Ph.D...............  46    Chairman of the Board of Directors        1994
                                          and Chief Executive Officer
Mark McDade.......................  44    President, Chief Operating Officer        1994
                                          and Director
Joseph S. Lacob(1)(2).............  44    Director                                  1994
Arnold L. Oronsky, Ph.D.(1)(2)....  59    Director                                  1994
Andrew E. Senyei, M.D.(1)(2)......  49    Director                                  1994

---------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     Steven Gillis, Ph.D. co-founded Corixa in October 1994 and has served as chief executive officer and as a director of Corixa since that time. Dr. Gillis has served as the chairman of our board of directors since March 1999. From 1994 to February 1999, Dr. Gillis served as our president. Dr. Gillis was a co-founder of Immunex, where he held multiple positions, including acting chief executive officer and chairman of the board. In addition, Dr. Gillis is a director of Micrologix Biotech, Genesis Research and Development and Rosetta Inpharmatics. He also serves on the scientific advisory board of Medarex. Dr. Gillis graduated from Williams College and received his Ph.D. from Dartmouth College.

     Mark McDade, co-founded Corixa in October 1994 and has served as our president since March 1999. He has served as our chief operating officer and as a director since 1994. From 1994 to February 1999, Mr. McDade served as our executive vice president. Prior to co-founding Corixa, Mr. McDade served as the chief operating officer of Boehringer Mannheim Therapeutics. In addition, Mr. McDade is a director of LigoCyte Pharmaceuticals. Mr. McDade graduated from Dartmouth College and received his M.B.A from Harvard University.

     Joseph S. Lacob has served as a director of Corixa since 1994. From 1994 to March 1999, Mr. Lacob served as chairman of the Board. Mr. Lacob has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since May 1987. In addition, he is currently the chairman of the board of directors Microcide Pharmaceuticals and Cardima. He also serves on the board of directors of Heartport, IsoStent and several other privately held biotechnology, medical device and health care service companies. Mr. Lacob graduated from the University of California, Irvine, received his M.P.H. from the University of California, Los Angeles and received his M.B.A. from the Stanford Graduate School of Business.

     Arnold L. Oronsky, Ph.D. has served as a director of Corixa since 1994. He currently serves as the chairman of the board of directors of Coulter Pharmaceuticals Inc. and as a director of Signal Pharmaceutical. From 1995 to 1996, Dr. Oronsky served as president and chief executive officer of Coulter. From 1994 to the present, Dr. Oronsky has been a general partner at InterWest Partners, a venture capital firm. From 1984 to 1994, Dr. Oronsky served as vice president for discovery research at Lederle Laboratories, where he was responsible for the research of new drugs. Dr. Oronsky graduated from University College, New York University and received his Ph.D. from Columbia University.

     Andrew E. Senyei, M.D. has served as a director of Corixa since 1994. Dr. Senyei has served as managing partner of Enterprise Partners, a venture capital firm, since 1999 and a general partner of Enterprise Partners since 1988. Dr. Senyei was a founder of Molecular Biosystems, and serves on the board of directors of several private technology companies. Prior to joining Enterprise Partners, Dr. Senyei was a practicing clinician and adjunct associate professor of Obstetrics, Gynecology and Pediatrics at the University of California, Irvine. Dr. Senyei graduated from Occidental College and received his M.D. from Northwestern University.

BOARD OF DIRECTORS COMMITTEES, COMPENSATION OF DIRECTORS AND OTHER INFORMATION

     All directors hold office until the next annual meeting of stockholders of the Company or until their successors have been elected and qualified. The officers of the Company are appointed annually and serve at the discretion of the Board.

     The Board held a total of four (4) regular meetings during the year ended December 31, 1999, as well as a special meeting in connection with the acquisition of Ribi ImmunoChem Research and a special meeting in connection with the stock purchase transaction and license and collaborative research agreement between LigoCyte Pharmaceuticals and the Company. The Board has an Audit Committee and a Compensation Committee (see below). Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. There are no family relationships among any of the directors or executive officers of the Company.

     The Compensation Committee consists of Mr. Lacob, Dr. Oronsky and Dr. Senyei, the Company's three non-employee directors, and acted two times by written consent in January 1999 and December 1999. Its functions are to review and approve the compensation and benefits for the Company's executive officers, administer the Company's stock purchase and stock option plans and make recommendations to the Board regarding such matters.

     The Audit Committee consists of Mr. Lacob, Dr. Oronsky, and Dr. Senyei, the Company's three non-employee directors. The Audit Committee met once during the year ended December 31, 1999, at which time the Audit Committee comprised Dr. Oronsky and Dr. Senyei. Its functions are to review the scope and results of financial audits and other services performed by the Company's independent accountants and to make recommendations to the Board regarding such matters. The Audit Committee has scheduled a meeting for April 24, 2000 to perform such review and make such recommendations for the year ended December 31, 1999. The Audit Committee adopted a charter in April 2000, which is included in this proxy statement as Appendix A.

     Non-employee directors currently receive no cash fees for services provided in that capacity. Corixa adopted the 1997 Directors' Stock Option Plan (the "Directors' Plan") on July 25, 1997. As of December 31, 1999, a total of 300,000 shares of Corixa's Common Stock were reserved for issuance under the Directors' Plan. The number of authorized shares is subject to automatic increase, on the first trading day of each of the five calendar years beginning in 1998 and ending in 2002 in an amount equal to 50,000 shares of Common Stock or such lesser amount as the Board may establish. The Directors' Plan provides for the grant of nonqualified stock options to non-employee directors of Corixa. The Directors' Plan provides that each person who first became a non-employee director of Corixa shall be granted nonqualified stock options to purchase 15,000 shares of Common Stock (the "First Option"). Thereafter, on the first day of each fiscal year, commencing fiscal year 1998, each non-employee director shall be automatically granted an additional option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on Corixa's Board of Directors for at least six months. The First Options and Subsequent Options generally vest over 36 and 12 months, respectively, and have 10-year terms. The exercise price of such options shall be equal to the fair market value of the Corixa's Common Stock on the date of grant of the option. The Directors' Plan has a 10-year term unless terminated earlier.

REQUIRED VOTE

     The five (5) nominees receiving the highest number of affirmative votes of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

     Recommendation of the Board:

     The Board of Directors recommends a vote IN FAVOR OF all nominees named above.

                                 PROPOSAL NO. 2

            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Board has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 40,000,000 shares. Accordingly, the Board has unanimously approved the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders to such proposed Certificate of Amendment. If the stockholders approve the proposed Certificate of Amendment, the Board currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect.

     The Company currently has 40,000,000 authorized shares of Common Stock, of which approximately 18,627,225 were outstanding as of December 31, 1999. In addition, the Company has reserved up to approximately 8,636,426 shares of Common Stock for issuance in connection with the Company's 1994 Stock Option Plan, outstanding warrants, conversion of the Company's Series A Preferred Stock, the Company's 1997 Employee Stock Purchase Plan, the Company's 1997 Directors' Stock Option Plan and shares issuable to certain of the Company's corporate partners. The Company also issued an additional 1,900,00 shares of its Common Stock on April 12, 2000 in relation to the Company's secondary offering.

     The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed level in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such business needs may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits. The additional shares of Common Stock may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies.

     The Company has no current plans to issue any portion of the additional authorized shares that would result from the Certificate of Amendment, if approved.

  Possible Effects of the Proposed Amendment to the Certificate of Incorporation

     If the stockholders approve the Certificate of Amendment, the Board of Directors will have the right to authorize the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that such holders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their percentage ownership of the Company. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

     Recommendation of the Board:

     The Board of Directors recommends a vote IN FAVOR OF the Certificate of Amendment.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors for the year ended December 31, 1999. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of Ernst & Young LLP, as independent auditors, to audit the accounts and records of the Company for the year ending December 31, 2000, and to perform other appropriate services.

     A representative of Ernst & Young, LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

     Recommendation of the Board:

     The Board of Directors recommends a vote IN FAVOR OF the ratification of the selection of Ernst & Young LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for the ratification, the Board of Directors will reconsider such selection. Under all circumstances, the Board of Directors retains the corporate authority to change the auditors at a later date.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of April 10, 2000 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and officers of the Company as a group.

                                           AMOUNT AND NATURE OF        PERCENT OF
          NAME AND ADDRESS(1)             BENEFICIAL OWNERSHIP(2)    COMMON STOCK(2)
          -------------------             -----------------------    ---------------
Castle Gate, L.L.C.(3)..................         3,067,221                13.9
  2365 Carillon Point
  Kirkland, WA 98033
Kleiner Perkins Caufield & Byers(4).....         2,214,845                10.9
  2750 Sand Hill Road
  Menlo Park, CA 94025
InterWest Investors(5)..................         1,196,797                 5.9
  3000 Sand Hill Road
  Building 3, Suite 255
  Menlo Park, CA 94025
SmithKline Beecham(6)...................         1,118,779                 5.5
  New Horizons Court
  Brentford, Middlesex TWB 9EP
  United Kingdom
Directors and named executive officers
  Steven Gillis, Ph.D.(7)...............           390,157                 1.9
  Mark McDade(8)........................           263,888                 1.3
  Steven Reed, Ph.D.(9).................           263,594                 1.3
  Kenneth Grabstein, Ph.D.(10)..........           230,690                 1.1
  Martin Cheever, M.D.(11)..............           143,056                   *
  Joseph Lacob(12)......................         2,240,261                11.0
  Arnold Oronsky, Ph.D.(13).............         1,222,213                 6.0
  Andrew Senyei, M.D.(14)...............            82,690                   *
All directors and officers as a group
  (14 persons)(14)......................         4,991,914                23.7

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, the address of each of the individual named above is Corixa Corporation, 1124 Columbia Street, Suite 2000, Seattle, Washington 98104.

 (2) The applicable percentage of beneficial ownership is based on 18,942,356 shares of our common stock outstanding as of April 10, 2000 and 12,500 shares of Series A Preferred Stock which have the right to vote with the Common Stock on an as-converted basis and are convertible into an aggregate of 1,470,588 shares of our Common Stock, together with applicable options and warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     The number of shares beneficially owned by a person includes shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 10, 2000. Shares issuable pursuant to those options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

     To our knowledge, the 13 persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as owned by them, subject to community property laws where applicable and except as indicated.

 (3) Castle Gate, L.L.C. holds 12,500 shares of Series A Preferred Stock which are convertible into an aggregate of 1,470,588 shares of our Common Stock and has warrants to purchase an additional 1,596,633 shares of our Common Stock.

 (4) 2,114,294 shares are held by Kleiner Perkins Caufield & Byers VII, 62,673 shares are held by Kleiner Perkins Caufield & Byers VI and 37,878 shares are held by Cynthia Healy, Director Life Science Research at Kleiner Perkins Caufield & Byers. Joseph Lacob, a director, is a general partner of Kleiner Perkins Caufield & Byers VII and Kleiner Perkins Caufield & Byers VI and, as such, may be deemed to share voting and investment power with respect to such shares except for the shares held by Dr. Healy. Mr. Lacob disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

 (5) InterWest Partners V, L.P., holds 1,183,357 shares, InterWest Investors V, L.P. holds 7,440 shares, and Arnold Oronsky holds 6,000 shares. Dr. Oronsky, one of our directors, is a general partner of InterWest Partners V, L.P. and, as such, may be deemed to share voting and investment power with respect to these shares. Dr. Oronsky disclaims beneficial ownership of shares held by InterWest Partners V, L.P., except to the extent of his pecuniary interest in the shares, and disclaims beneficial ownership to all shares held by InterWest Investors V, L.P., except to the extent of his pecuniary interest in the shares.

 (6) S.R. One Ltd., a wholly-owned subsidiary of SmithKline Beecham, holds 505,051 shares and SmithKline Beecham holds 613,728 shares.

 (7) The information regarding Steven Gillis includes 115,052 shares issuable upon the exercise of outstanding options held by him exercisable within 60 days of April 10, 2000.

 (8) The information regarding Mark McDade includes 172,979 shares issuable upon the exercise of outstanding options held by him exercisable within 60 days of April 10, 2000.

 (9) The information regarding Steven Reed includes 46,009 shares issuable upon the exercise of outstanding options held by him exercisable within 60 days of April 10, 2000. 15,151 shares are held in the name of Steven James N. Reed, UGMA WA Merrill Lynch and 15,151 shares are held in the name of Sarah Mariko Reed, UGMA WA Merrill Lynch, both of which accounts name Dr. Reed as custodian. Dr. Reed disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(10) The information regarding Kenneth Grabstein includes 40,101 shares issuable upon the exercise of outstanding options held by him exercisable within 60 days of April 10, 2000.

(11) The information regarding Martin Cheever includes 54,958 shares issuable upon the exercise of outstanding options held by him exercisable within 60 days of April 10, 2000.

(12) The information regarding Joseph Lacob includes 25,416 shares issuable upon the exercise of outstanding options held by him exercisable within 60 days of April 10, 2000; 2,114,294 shares held by Kleiner Perkins Caufield & Byers VII, 62,673 shares held by Kleiner Perkins Caufield & Byers VI and 37,878 shares held by Cynthia Healy, Director of Life Science Research at Kleiner Perkins Caufield & Byers. Mr. Lacob, one of our directors, is a general partner of Kleiner Perkins Caufield & Byers VII and Kleiner Perkins Caufield & Byers VI and, as such, may be deemed to share voting and investment power with respect to such shares, except for the shares held by Dr. Healy. Mr. Lacob disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares.

(13) The information regarding Arnold Oronsky includes 25,416 shares issuable upon the exercise of outstanding options held by him exercisable within 60 days of April 10, 2000; 1,183,357 shares held by InterWest Partners V, L.P., 7,440 shares held by InterWest Investors V, L.P. and 6,000 shares held by Dr. Oronsky. Dr. Oronsky, one of our directors, is a general partner of InterWest Partners V, L.P. and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Oronsky disclaims beneficial ownership of shares held by InterWest Partners V, L.P., except to the extent of his pecuniary interest in such shares, and disclaims beneficial ownership to all shares held by InterWest Investors V, L.P.

(14) As a group, all directors and officers, totaling 14 individuals, hold 4,991,914 shares, which includes 25,489 shares issuable upon the exercise of outstanding options held by Kathleen McKereghan, one of our executive officers, exercisable within 60 days of April 10, 2000; 20,029 shares issuable upon the exercise of outstanding options held by Maureen Howard, one of our executive officers, exercisable within 60 days of April 10, 2000; 774 shares held and 11,966 shares issuable upon the exercise of outstanding options held by Charles Richardson, one of our executive officers, exercisable within 60 days of April 10, 2000; 8,292 shares issuable upon the exercise of outstanding options held by Gary Christianson, one of our executive officers, exercisable within 60 days of April 10, 2000; 13,750 shares issuable upon the exercise of outstanding options held by Cindy Jacobs, one of our executive officers, exercisable within 60 days of April 10, 2000; 57,274 shares held and 25,416 shares issuable upon exercise of outstanding options held by Andrew Senyei, one of our directors, exercised within 60 days of April 10, 2000 and 75,065 shares issuable upon the exercise of outstanding options held by Michelle Burris, one of our executive officers, exercisable within 60 days of April 10, 2000.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and their ages as of April 10, 2000 are as follows:

            NAME               AGE                         POSITION
            ----               ---                         --------
Steven Gillis, Ph.D..........  46     Chairman, Chief Executive Officer and Director
Mark McDade..................  44     President, Chief Operating Officer and Director
Steven Reed, Ph.D............  49     Executive Vice President and Chief Scientific
                                      Officer
Kenneth Grabstein, Ph.D......  49     Executive Vice President and Director of Immunology
Michelle Burris..............  34     Vice President and Chief Financial Officer
Kathleen McKereghan..........  48     Vice President, General Counsel and Secretary
Martin Cheever, M.D..........  56     Vice President and Director of Medical Affairs
Maureen Howard, Ph.D.........  47     Vice President and Director of Research and
                                      Development -- Redwood City
Cindy Jacobs, Ph.D., M.D.....  42     Vice President and Director of Clinical Research
Charles Richardson, Ph.D.....  48     Vice President and General Manager -- Hamilton
Gary Christianson............  45     Vice President, Technical Operations

     Biographical information with respect to the Company's executive officers is presented below except for biographies of Dr. Gillis and Mr. McDade, who are also directors of the Company. See "Proposal No. 1 Election of
Directors -- Information with respect to Nominees."

     Steven Reed, Ph.D. co-founded Corixa in October 1994 and has served as our executive vice president and chief scientific officer since then. Dr. Reed also serves as an Associate Professor of Pathobiology at the University of Washington. Prior to co-founding Corixa, he founded the Infectious Disease Research Institute and also served as a senior scientist at the Seattle Biomedical Research Institute. In addition, Dr. Reed is a director of ImmGenics Pharmaceuticals. Dr. Reed graduated from Whitman College and received his Ph.D. from the University of Montana.

     Kenneth Grabstein, Ph.D. co-founded Corixa in October 1994 and has served as our director of immunology since that time. He also serves as our executive vice president, a position he has held since March 1999. From 1994 to February 1999, he served as our vice president. Prior to co-founding Corixa, Dr. Grabstein was the director of cellular immunology and director of the flow cytometry facility at Immunex Research and Development Corporation. He has also served as an affiliate investigator of the Clinical Research Division of the Fred Hutchinson Cancer Research Center. Dr. Grabstein graduated from the University of California, Berkeley and received his Ph.D. from the University of California, Berkely.

     Michelle Burris has served as our vice president and chief financial officer since January 1998. From February 1997 to January 1998, she was vice president of finance and administration of Corixa. From 1996 to February 1997, she served as our director of finance and administration, and from 1995 to 1996, she was our controller. Ms. Burris served us as a consultant from November 1994 through March 1995. Before working with us, Ms. Burris held several finance and planning positions at The Boeing Company. In addition, Ms. Burris is a director of ImmGenics Pharmaceuticals. Ms. Burris is a Certified Public Accountant, and she graduated from George Mason University and received her M.B.A. from Seattle University.

     Kathleen McKereghan has served as our vice president and general counsel since January 2000 and as our corporate secretary since June 1998. From January 1998 to January 2000, she served as our director of legal affairs, and from December 1995 to January 1998 she was our corporate attorney. Prior to joining us, Ms. McKereghan practiced law at the law firm of Perkins Coie in Seattle, Washington. She is licensed to practice law in the state of Washington and admitted to practice before the U.S. Patent and Trademark Office. Ms. McKereghan graduated from the University of California, Davis and received her J.D. from the University of Washington.

     Martin Cheever, M.D. has served as vice president and director of medical affairs since joining us in December 1997. Dr. Cheever is also a co-founder of Corixa. Prior to joining us, he served as an affiliate investigator for the clinical research division for the Fred Hutchinson Cancer Research Center and from 1987 to December 1997, Dr. Cheever was a clinical professor of medicine and a member of the division of oncology at the University of Washington School of Medicine. Dr. Cheever graduated from the University of Michigan and received his M.D. from the University of Michigan School of Medicine.

     Maureen Howard, Ph.D. has served as our vice president and director of research and development at our Redwood City, California facility since February 1999. From 1997 to 1999, Dr. Howard served as the vice president of research at Anergen. Prior to working at Anergen, she served as the founding director of the department of immunology at DNAX Research Institute of Molecular and Cellular Biology. Dr. Howard's prior experience includes service as a Fulbright and Fogarty fellow in the laboratory of immunology at the National Institutes of Health. Dr. Howard graduated from the University of Melbourne, Australia and received her Ph.D. from the Walter and Eliza Hall Institute in Australia.

     Cindy Jacobs, Ph.D., M.D. has served as our vice president and director of clinical research since joining us in April 1999. Prior to joining us, Dr. Jacobs served as the of vice president of clinical research at Cytran. From 1993 to 1998, Dr. Jacobs was in charge of clinical research at CellPro, where she held various positions including vice president of clinical research. Dr. Jacobs graduated from Montana State University. She received her M.S. from Washington State University, a Ph.D. from Washington State University and a M.D. from the University of Washington.

     Charles Richardson, Ph.D. has served as our vice president and general manager at our Hamilton, Montana facility since October 1999. From 1988 to 1999, Dr. Richardson served in various capacities at Ribi ImmunoChem Research, including vice president of pharmaceutical discovery. He graduated from Carnegie Mellon University and received his Ph.D. from the University of Cincinnati.

     Gary Christianson has served as our vice president of technical operations since October 1999. From 1987 to 1999, Mr. Christianson served in various capacities at Ribi ImmunoChem Research, including director of production and engineering. He graduated from Montana State University.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid to (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1999, (b) the four other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended December 31, 1999 (together with the Chief Executive Officer, the "Named Executive Officers"); and (c) the compensation received by each such individual for the Company's two preceding fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                 ANNUAL COMPENSATION           COMPENSATION
                                          ---------------------------------    ------------
                                                                  OTHER         SECURITIES
                                                                  ANNUAL        UNDERLYING
                                FISCAL    SALARY     BONUS     COMPENSATION      OPTIONS
  NAME & PRINCIPAL POSITION      YEAR     ($)(1)     ($)(2)       ($)(3)           (#)
  -------------------------     ------    -------    ------    ------------    ------------
Steven Gillis.................   1999     330,000    60,000       10,800          88,500
  Chief Executive Officer        1998     305,000    61,850        9,200          37,750
                                 1997     289,000    47,000        6,700          17,171
Mark McDade...................   1999     300,000    56,000       10,000          98,500
  President and Chief            1998     266,712    52,400        8,300          12,750
  Operating Officer              1997     254,000    40,500        6,700          17,171
Steven Reed...................   1999     202,500    41,000       10,000          58,500
  Executive Vice President and   1998     192,178    38,200        8,800          12,750
  Chief Scientific Officer       1997     181,300    28,700        6,500          17,171
Kenneth Grabstein.............   1999     165,000    35,000       10,000          63,500
  Executive Vice President and   1998     150,000    31,100        9,000          12,750
  Director of Immunology         1997     142,000    16,100        6,500          17,171
Martin Cheever................   1999     157,500    25,000        8,000          48,500
  Vice President and Director    1998     150,000    19,125        6,600          12,750
  of Medical Affairs

---------------
(1) Includes amounts deferred under the Company's 401(k) plan.

(2) Include bonuses paid in the indicated year and earned in the preceding year.

(3) Amounts reported consist of: (i) amounts the Company contributed to the Company's 401(k) Plan with respect to each named Executive Officer and (ii) premiums paid on life and accidental death and dismemberment and health insurance policies for the officer's benefit.

     Dr. Gillis, Mr. McDade, Dr. Reed and Dr. Grabstein each entered into an agreement with the Company dated September 30, 1994, which provides that their employment is terminable at any time for any reason, with or without cause, by either themselves or the Company. In the event that the Company involuntarily terminates their employment, other than for "good cause", then they will immediately resign from all positions with the Company and enter into a consulting arrangement for one (1) year commencing immediately after their termination date. In consideration for such consulting arrangement, they will continue to be paid their salary and benefits for one (1) year and will become vested over such one (1) year in the lesser of (i) an additional one (1) year of shares covered by their respective stock purchase agreement and/or stock option agreement and (ii) the remaining unvested shares pursuant to such stock purchase agreement and/or stock option agreement; provided, however, if they obtain new employment during such one year period, any salary paid pursuant to such arrangement will be offset from amounts due under such agreement and vesting of shares covered by their respective stock purchase agreement will cease as of the date they accept such new employment. For purposes of such agreement, "good cause" means gross misconduct or acts or omission that involve fraud or embezzlement or misappropriation of any property or proprietary information of the Company.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                        INDIVIDUAL GRANTS (1)
                       -------------------------------------------------------   POTENTIAL REALIZABLE
                                         PERCENT                                   VALUE AT ASSUMED
                        NUMBER OF    OF TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                       SECURITIES        GRANTED        EXERCISE                  PRICE APPRECIATION
                       UNDERLYING      TO EMPLOYEES      OF BASE                  FOR OPTION TERM(2)
                         OPTIONS        IN FISCAL         PRICE     EXPIRATION   ---------------------
        NAME           GRANTED(#)       YEAR(%)(3)      ($/SH)(4)      DATE       5%($)       10%($)
        ----           -----------   ----------------   ---------   ----------   --------   ----------
Steven Gillis........    73,500            4.0%          $ 8.69        1/09      $401,600   $1,017,700
                         15,000            0.8            17.00       12/09       160,400      406,404
                         83,500            4.5             8.69        1/09       456,200    1,156,100
Mark McDade..........    15,000            0.8            17.00       12/09       160,400      406,404
                         43,500            2.4             8.69        1/09       237,700      602,300
Steven Reed..........    15,000            0.8            17.00       12/09       160,400      406,404
                         48,500            2.6             8.69        1/09       265,000      671,500
Kenneth Grabstein....    15,000            0.8            17.00       12/09       160,400      406,404
                         13,500            0.7             8.69        1/09        73,800      186,900
                         20,000            1.1             9.50        5/09       119,500      302,800
Martin Cheever.......    15,000            0.8            17.00       12/09       160,400      406,404

---------------
(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest over a four-year period on a monthly basis after the first year.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3) The Company granted stock options representing 1,835,617 shares in the last fiscal year.

(4) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for the Named Executive Officers with respect to exercises of options to purchase Common Stock in the fiscal year ended December 31, 1999.

                                                              NUMBER OF            VALUE OF
                                                             UNEXERCISED          UNEXERCISED
                                                          OPTIONS AT FISCAL      IN-THE-MONEY
                                SHARES                       YEAR END(#)          OPTIONS AT
                              ACQUIRED ON      VALUE           VESTED/        FISCAL YEAR END($)
            NAME              EXERCISE(#)   REALIZED($)      UNVESTED(1)      VESTED/UNVESTED(2)
            ----              -----------   -----------   -----------------   -------------------
Steven Gillis...............      -0-           n/a         98,967/95,968     $1,334,900/$692,900
Mark McDade.................      -0-           n/a        158,977/90,656       2,425,900/659,300
Steven Reed.................      -0-           n/a         36,174/59,822         455,400/403,000
Kenneth Grabstein...........      -0-           n/a         29,745/63,676         338,700/435,000
Martin Cheever..............      -0-           n/a         39,717/82,139         560,100/768,100

---------------
(1) No stock appreciation rights were outstanding during fiscal year 1999.

(2) Based on the $17.00 per share closing price of the Company's Common Stock on The Nasdaq National Market on December 31, 1999, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board has general responsibility for establishing the compensation payable to the Company's executive officers and has the sole and exclusive authority to administer the Company's Amended and Restated 1994 Stock Option Plan under which grants may be made to such individuals.

GENERAL COMPENSATION POLICY

     Under the supervision of the Compensation Committee, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package comprises three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals which the Compensation Committee establishes from time to time for the Company or the individual and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     The summary below describes in more detail the factors, which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided the executive officers.

  Base Salary

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies that compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted in January of each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

  Cash-Based Incentive Compensation

     Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as product development milestones and stock price appreciation.

  Long-Term Incentive Compensation

     The Company has utilized its stock option plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Compensation Committee take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations. In addition, the Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position with the Company and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer, as it believes the circumstances warrant.

     Each option grant allows the officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service and then only if the market price of the Common Stock appreciates over the option term.

CEO COMPENSATION

     In setting the compensation payable during fiscal 1999 to the Company's Chief Executive Officer, Steven Gillis, Ph.D., the Committee used the same factors as described above for the executive officers. The Compensation Committee reviewed Dr. Gillis' compensation relative to industry comparables and his performance over the last twelve (12) months in achieving the Company goals. Dr. Gillis' annual base salary for 1999 was set in February 1999 at $330,000. The Compensation Committee awarded Dr. Gillis a cash bonus of $60,000 in February 1999 for the achievement of the Company's corporate goals for 1998.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's Amended and Restated 1994 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Joseph S. Lacob, Andrew E. Senyei, M.D., and Arnold L. Oronsky, Ph.D. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                          TRANSACTIONS WITH MANAGEMENT

     LigoCyte Pharmaceuticals. In October 1999, we entered into an exclusive research and development agreement with LigoCyte Pharmaceuticals, an early-stage biotechnology company, for the development of its proprietary monoclonal antibodies against the yeast, Candida albicans. Under the agreement, we have agreed to fund certain of LigoCyte's efforts to develop treatments for hospital-based systemic Candida infections and a novel vaccine to treat recurring vaginal candidiasis. The agreement also includes our obligation to make payments upon achievement of certain milestones, as well as royalty payments on future product sales. In addition to the research and development agreement, we invested $1.0 million in exchange for preferred stock in LigoCyte. Mark McDade, our President, Chief Operating Officer and Director is a member of LigoCyte's board of directors.

     Genesis Research and Development. Effective in January 1998, we entered into a collaborative research and development agreement with Genesis Research and Development to develop and commercialize the M. vaccae-derived product, PVAC treatment, for psoriasis. Under the agreement, we will share the costs of product development and the revenue received related to that product with Genesis. In the event one party becomes responsible for more than 50% of product development costs, that party will also receive a pro rata increased portion of revenues related to product sales. Under the agreement, Genesis also granted us the worldwide, exclusive right to develop the M. vaccae-derived product for certain other autoimmune diseases, including rheumatoid arthritis, multiple sclerosis and diabetes. We also entered into a separate agreement with Genesis, effective in January 1998, to research and develop M. vaccae-derived products as vaccine adjuvants. Under the agreement Genesis granted us an exclusive license to use these adjuvant products in our proprietary vaccines. Steven Gillis, Ph.D., our Chairman, Chief Executive Officer and Director is a member of Genesis' board of directors.

     Rosetta Inpharmatics, Inc. Effective in December 1999, we entered into a collaborative research and development agreement with Rosetta Inpharmatics to benefit from Rosetta's expertise in utilizing microarrays and analyzing microarray data to determine gene expression. Under the agreement, we will make research payments. Steven Gillis, Ph.D., our Chairman, Chief Executive Officer and Director is a member of Rosetta's board of directors.

     ImmGenics Pharmaceuticals. In November 1998, we signed an exclusive agreement with ImmGenics Pharmaceuticals to utilize ImmGenics' proprietary Selected Lymphocyte Antibody Method technology to develop therapeutic and diagnostic monoclonal antibodies specific to our proprietary antigens in cancer and infectious disease. Under the agreement, we will make research and development payments and, if certain milestones are achieved, additional milestone payments and royalty payments on future product sales. In addition to the agreement, in 1998 we invested $1.75 million in exchange for preferred stock in ImmGenics, convertible debt and warrants, and, based on ImmGenics having met certain milestones in accordance with the terms and conditions of the agreement, we invested an additional $1.25 million in 1999, for a total investment of $3.0 million. In addition, we may obtain additional ownership in ImmGenics over time under certain terms of the agreement. Michelle Burris, our Vice President and Chief Financial Officer, and Steven Reed, our Executive Vice President and Chief Scientific Officer, are members of ImmGenics' board of directors.

PERFORMANCE MEASUREMENT COMPARISON

                            STOCK PERFORMANCE GRAPH

                               PERFORMANCE GRAPH

                                                                                  NASDAQ STOCK                   NASDAQ
                                                   CORIXA CORPORATION             MARKET (U.S.)              PHARMACEUTICAL
                                                   ------------------             -------------              --------------
10/2/97                                                  100.00                      100.00                      100.00
12/97                                                     66.20                       92.68                       89.74
3/98                                                      54.63                      108.47                       98.60
6/98                                                      50.93                      111.45                       91.25
9/98                                                      45.37                      100.57                       86.03
12/98                                                     68.52                      130.68                      114.16
3/99                                                      59.26                      146.47                      125.26
6/99                                                     131.94                      160.27                      127.61
9/99                                                      99.54                      164.15                      145.75
12/99                                                    125.93                      241.85                      212.42

     The preceding graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market index for U.S. companies, and the Nasdaq Pharmaceutical Company (Biotechnology) index. The graph assumes the investment of $100 on October 2, 1997, the date of the Company's initial public offering and reinvestment of the full amount of all dividends, if any. The performance shown is not necessarily indicative of future performance.

     The information presented in the performance graph indicates that $100 invested in the Company's Common Stock on October 2, 1997, the effective date of the Company's completed initial public offering of Common Stock, would be worth $125.93 on December 31, 1999 which represents an annual rate of return of 11.52%. The same amount hypothetically invested in the Nasdaq Stock Market index for U.S. companies, and the Nasdaq Pharmaceutical company index would be worth $241.85 or $212.42, respectively, which represent an annual rate of return of 63.04% and 49.96%, respectively.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those previous filings; nor is such report or graph to be incorporated by reference into any future filings which the Company may make under those statutes.

                                    FORM 10K

     The Company will mail without charge, upon written request, a copy of the Company's Form 10-K report for the year ended December 31, 1999. Requests should be sent to Investor Relations, 1124 Columbia Suite 200, Seattle, WA 98104.

                             STOCKHOLDER PROPOSALS

     Under the present rules of the Securities and Exchange Commission, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement and form of proxy for the next year's Annual Meeting of Stockholders is expected to be December 16, 2000. Such proposals may be included in next year's Proxy Statement and form of proxy if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership ("Form 3") and reports of changes in beneficial ownership of the Company's Common Stock ("Form 4"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements other than as follows: Chuck Richardson, an executive officer of the Company, filed an amended Form 3.

                                 OTHER MATTERS

     The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ KATHLEEN N. MCKEREGHAN
                                          Kathleen McKereghan
                                          Secretary

April   , 2000
Seattle, Washington

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   APPENDIX A

                               CORIXA CORPORATION

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE

     The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Corixa Corporation (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

     The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

CHARTER REVIEW

     The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

MEMBERSHIP

     The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

     Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

MEETINGS

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     1. Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

     2. Reviewing the plan for the audit and related services at least annually;

     3. Reviewing audit results and annual and interim financial statements;

     4. Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1;

     5. Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

     6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

     7. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

     8. Overseeing the effectiveness of the internal audit function;

     9. Overseeing the Company's compliance with the Foreign Corrupt Practices Act;

     10. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

     11. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

     Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

REPORTS

     The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

                                   EXHIBIT A

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CORIXA CORPORATION

     The undersigned hereby certifies that:

          1. She is the duly elected and acting Secretary of Corixa Corporation, a Delaware corporation.

          2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on September 8, 1994.

          3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Certificate of Incorporation amends the first paragraph of Article IV of this corporation's Certificate of Incorporation to read in its entirety as follows:

               "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000) shares. The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), par value $0.001 per share, and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $0.001 per share."

          4. The foregoing Certificate of Amendment has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Executed at Seattle, Washington,                            , 2000.



                                          --------------------------------------
                                          Kathleen McKereghan, Secretary

PROXY                                                                      PROXY



                               CORIXA CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           CORIXA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2000

     The undersigned stockholder of Corixa Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April ___, 2000, and hereby appoints _____________ and ___________ or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Corixa Corporation to be held on May 31, 2000 at 1:00 p.m., local time, at 1124 Columbia Street, Seattle, WA and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY




                              FOLD AND DETACH HERE

                               CORIXA CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. ELECTION OF DIRECTORS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
     BELOW:

     01 Steven Gillis, Ph.D.

     02 Joseph S. Lacob

     03 Mark McDade

     04 Arnold L. Oronsky, Ph.D.

     05 Andrew E. Senyei, M.D.

                                           For All
                                          Except as
          For          Withhold           indicated
          All            All                below.

          [ ]            [ ]                 [ ]



2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000 FROM 40,000,000:


          For          Against          Abstain
          [ ]            [ ]              [ ]


3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000:


          For          Against          Abstain
          [ ]            [ ]              [ ]



and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.


              _____________________________________________________
                                    Signature

              _____________________________________________________
                                    Signature

         Date:_____________________________________________________


(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



                              FOLD AND DETACH HERE